United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 18, 2024

Date of Report (Date of earliest event reported)

JVSPAC Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41922	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

G/F Hang Tak Building 1 Electric Street Wan Chai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	JVSAU	The Nasdaq Capital Market LLC
Class A Ordinary Shares, no par value	JVSA	The Nasdaq Capital Market LLC
Rights	JVSAR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 18 ,2024, the registration statement (File No. 333-275176) (the “Registration Statement”) relating to the initial public offering (“IPO”) of JVSPAC Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated January 18, 2024, by and between the Company and Maxim Group LLC (“Maxim”);

●	A Rights Agreements, dated January 18, 2024, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated January 18, 2024, by and between the Company’s officers, directors, shareholders, Winky Investments Limited, and Maxim;

●	An Investment Management Trust Agreement, dated January 18, 2024, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Registration Rights Agreement, dated January 18, 2024, by and among the Company Winky Investments Limited, and Maxim; and

●	A Unit Subscription Agreement, dated January 18, 2024, by and between the Company and Winky Investments Limited;

On January 23, 2024, the Company consummated the IPO of 5,750,000 units (the “Units”), which includes the full exercise of the underwriter’s over-allotment option. Each Unit consists of one ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-fourth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000.

As of January 23, 2024, a total of $57,500,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of January 23, 2024 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Winky Investments Limited, the Company’s sponsor (the “Initial Purchaser”), of 240,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total gross proceeds of $2,400,000.

The Private Units are identical to the Units sold in the IPO. Additionally, the Initial Purchaser agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Initial Purchaser was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2024, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association, as described in the Registration Statement, with the Registry of Corporate Affairs of British Virgin Islands.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 18, 2024, by and between the Company and Maxim Group LLC.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Rights Agreement, dated January 18, 2024, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreements, dated January 18, 2024, by and between the Company’s officers, directors, shareholders, Winky Investments Limited, and Maxim.

10.2	Investment Management Trust Agreement, dated January 18, 2024, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	A Registration Rights Agreement, dated January 18, 2024, by and among the Company, Winky Investments Limited, and Maxim.

10.4	A Unit Subscription Agreement, dated January 18, 2024, by and between the Company and Winky Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2024

JVSPAC ACQUISITION CORP.

By:	/s/ Albert Wong
Name: Albert Wong
Title: Chief Executive Officer